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                                                                       Exhibit 5



               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111




701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                                May 26, 1998




        PLC Systems Inc.
        10 Forge Park
        Franklin, Massachusetts 02038

        Ladies and Gentlemen:

                 We have acted as counsel to PLC Systems Inc., a British Columbia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 821,190 shares (the "Shares") of its common stock, no par value per share (the "Common Stock"), for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

                 In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.


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                 Our opinion is limited to the federal securities laws of the
        United States, the laws of the Commonwealth of Massachusetts and the corporate laws of the Province of British Columbia, Canada, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.
                                             ----------------------------------
                                             MINTZ, LEVIN, COHN, FERRIS,
                                             GLOVSKY and POPEO, P.C.


        cc: Board of Directors